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                                                                     EXHIBIT 4-H

                          UNIMED PHARMACEUTICALS, INC.

                         REGISTRATION RIGHTS AGREEMENT

                           FOR 1996 PRIVATE PLACEMENT


     THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made by UNIMED Pharmaceuticals, Inc., a corporation formed under the laws of the State of Delaware (the "Company"), for the benefit of the investors listed on Schedule I hereto (collectively, the "Investors" and, individually, an "Investor").

                                    RECITALS

      A. The Investors desire to purchase from the Company, and the Company desires to issue and sell to the Investors, a minimum of 1,000,000 and a maximum of 1,400,000 shares of Common Stock, par value $0.25 (the "Shares") in a private placement (the "Private Placement") conducted in accordance with the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the "Securities Act"). The Shares referenced in this Recital A are herein called the "Shares".

      B. As further inducement for the Investors to purchase the Shares from the Company, the Company desires to undertake to register under the Securities Act, the Shares, in accordance with the terms hereof.

                                   AGREEMENTS

     The Company and the Investors covenant and agree as follows:
     1.  Definitions.  For the purposes of this Agreement:

         (a) The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement or statements or similar documents in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document by the Securities and Exchange Commission (the "SEC").

         (b) The term "Registrable Securities" means (i) the Investors' Shares and (ii) any Shares issued as (or issuable upon the conversion or exercise of any convertible security, warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of the Shares, excluding in all cases, however, any Registrable Securities sold by an Investor in a transaction in which its registration rights under this Agreement are not assigned pursuant to Section 9 of this Agreement.

         (c) The term "Investor" includes (i) each Investor (as defined above) and (ii) each person who is a permitted transferee or assignee of the Registrable Securities pursuant to Section 9 of this Agreement.

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          (d) The term "Participating Holders" with respect to any registration statement means the holders of Registerable Securities who shall have elected to have their shares of Common Stock included in such registration statement.

     2. Demand Registration.

          (a) Request for Registration on Form Other than Form S-3. Subject to the terms of this Agreement, in the event that the Company shall receive from the holders of at least fifty percent (50%) of the Registrable Securities (the "Initiating Holders"), at any time prior to the end of the five (5) year period after the final closing date of the Private Placement, a written request that the Company effect any registration with respect to all or a part of the Registrable Securities on an applicable Securities Act form other than Form S-3 for an offering covering the registration of Registrable Securities having a reasonably anticipated aggregate offering price to the public in excess of five million dollars ($5,000,000), the Company shall (A) promptly give written notice of the proposed registration to all other holders of the Registrable Securities, and (B) as soon as practicable, and in any event within ninety (90) days after such request, use its best efforts to effect registration of the Registrable Securities specified in such request, together with any Registrable Securities of any holder thereof joining in such request as are specified in a written request given within twenty (20) days after written notice from the Company. The Company shall not be obligated to take any action to effect any such registration pursuant to this Section 2(a): (i) within six (6) months after the effective date of a registration of the Shares initiated by the Company; or (ii) except as provided in Section 2(h), after the Company has effected two such registrations pursuant to this Section 2(a) and such registrations have been declared effective by the SEC and, if underwritten, have closed. The Company shall not be required to file any registration statement under this Section 2(a) within six (6) months of the effective date of any registration statement covering an underwritten public offering which was not withdrawn or abandoned, except with the prior consent of the John N. Kapoor Trust (the "Kapoor Trust"),

          (b) Right of Deferral of Registration on Form Other Than Form S-3.
If the Company shall furnish to Participating Holders with respect to a request under Section 2(a) a certificate signed by the President of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company for any registration to be effected as requested under Section 2(a), then the Company shall have the right to defer the filing of a registration statement under the Securities Act with respect to such requested offering for a period of not more than ninety (90) days from delivery of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve-month period.

          (c) Request for Registration on Form S-3. Subject to the terms of this Agreement, if the Company receives from holders of Registrable Securities whose securities are not then covered by an effective underwritten registration statement, at a time when the Company is eligible to register securities for a secondary offering by its stockholders on SEC Securities Act Form S-3 (or any successor form to Form S-3, regardless of its designation), a written request



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that the Company effect any registration on Form S-3 (or any successor form to
Form S-3, regardless of its designation) for an offering of Registrable Securities the reasonably anticipated aggregate offering price to the public of which would exceed $500,000, then the Company will promptly give written notice of the proposed registration to all the holders of Registrable Securities and will, as soon as practicable, use its best efforts to effect registration of the Registrable Securities specified in such request, together with all or such portion of the Registrable Securities of any holder joining in such request as are specified in a written request delivered to the Company within twenty (20) days after written notice from the Company of the proposed registration. The Company shall not be required to file any registration statement under this
Section 2(c) within six (6) months of the effective date of any registration statement covering an underwritten public offering which was not withdrawn or abandoned, except with the prior consent of the Kapoor Trust,

     (d) Registration of Other Securities in Demand Registration. Any registration statement filed pursuant to the request of the Initiating Holders under this Section 2 may, subject to the provisions of Sections 2(e), (f), (g),
(h) and (i), include securities of the Company other than Registrable
Securities.

     (e) Notice of Underwriting. If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2, and the Company shall include such information in the written notice referred to in Section 2(a). The right of any holder to registration pursuant to Section 2(a) shall be conditioned upon such holder's agreement to participate in such underwriting and the inclusion of such holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such holder with respect to such participation and inclusion).

     (f) Inclusion of Other Holders in Demand Registration. If the Company, officers or directors of the Company holding the Shares other than Registrable Securities or holders of securities of the Company other than Registrable Securities, shall request inclusion in such registration, then, on behalf of all holders of Registrable Securities, the Initiating Holders shall offer (but with respect to persons other than the Kapoor Trust and Laboratoires Besins Iscovesco ("Besins"), only to the extent they deem advisable and consistent with the goals of such registration and subject to the allocation provisions of
Section 2(h) below) to any or all of the Company, such officers or directors and such holders of other securities, to include such securities held thereby in the underwriting. The Initiating Holders may condition such offer on the acceptance by such persons of the terms of this Section 2.

     (g) Selection of Underwriter in Demand Registration. The Company shall (together with all holders proposing to distribute their securities through such underwriting) enter into and perform its obligations under an underwriting agreement in usual and customary form with the representative of the underwriter or underwriters (the "Underwriter's Representative") selected for such underwriting by the holders of a majority of the Registrable Securities being registered by the Initiating Holders and consented to by the Company (which consent shall not be unreasonably withheld).



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     (h) Marketing Limitation in Demand Registration.  In the event the
Underwriter's Representative advises the Participating Holders in writing that market factors (including, without limitation, the aggregate number of Shares requested to be registered, the general condition of the market, and the status of the persons proposing to sell securities pursuant to the registration) require a limitation of the number of shares to be underwritten, then the Underwriter's Representative may limit the number of shares of Registrable Securities to be included in such registration and underwriting (an "Underwriter Cutback"). In such event, the Underwriter's Representative shall so advise all holders of the number of shares to be offered that may be included in the registration and underwriting (the "Permissible Number of Shares"). The number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities (other than those proposed to be included by the by the Company, and by the Kapoor Trust and Besins, if they have rights at such time to participate in such underwriting) are first entirely excluded from the underwriting. If the total of the Registrable Securities proposed to be included in such registration statement, together with the number of shares proposed to be included by the Kapoor Trust and Besins is more than the Permissible Number of Shares, then the Permissible Number of Shares shall be allocated as follows: the Participating Holders and Besins shall be entitled to include therein a percentage of the Permissible Number of Shares equal to the percentage that the number of Registerable Securities intended to be registered bears to the Permissible Number of Shares (and as between the Participating Holders and Besins, pro rata) and the Kapoor Trust shall be entitled to include therein the remaining Permissible Number of Shares. If as a result of this Section 2(h), the number of shares which may be included by the Participating Holders is less than the number of shares which such Participating Holders desire to include, then such demand registration statement by the Initiating Holders shall not count as one of the two demand registration statements to which the holders of Registerable Securities are entitled. No Registrable Securities or other securities excluded from the underwriting by reason of this Section 2(h) shall be included in such Registration Statement.

     (i) Right of Withdrawal in Demand Registration. If any holder of Registrable Securities, or a holder of other securities entitled (upon request) to be included in such registration, disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the underwriter and the Initiating Holders delivered at least seven (7) days prior to the effective date of the registration statement. The securities so withdrawn shall also be withdrawn from the Registration Statement.

         3. Piggyback Registration.

     (a) Notice of Piggyback Registration and Inclusion of Registrable Securities. Subject to the terms of this Agreement, in the event the Company decides to register any of its Shares (either for its own account or the account of a security holder or holders (other than in connection with a registration being effected pursuant to Section 2 hereof)) on an SEC form that would be suitable for a registration involving solely Registrable Securities, the Company will: (i) promptly give each holder of Registrable Securities written notice thereof (which shall include a list of the jurisdictions in which the Company



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intends to qualify such securities under the applicable Blue
Sky or other state securities laws) and (ii) include in such registration (and in any related qualification under Blue Sky laws or other state securities laws), and in any underwriting involved therein, all the Registrable Securities specified in a written request delivered to the Company by any holder of Registrable Securities within twenty (20) days after delivery of such written notice from the Company.

     (b) Notice of Underwriting in Piggyback Registration. If the registration of which the Company gives notice pursuant to Section 3(a) is for a registered public offering involving an underwriting, then the Company shall so advise the holders of Registrable Securities as a part of the written notice given pursuant to Section 3(a). In such event, the right of any such holder to registration shall be conditioned upon such underwriting and the inclusion of such holder's Registrable Securities in such underwriting to the extent provided in this Section 3. All holders of Registrable Securities proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement with the Underwriter's Representative for such offering; provided that such holders of Registrable Securities shall have no right to participate in the selection of the underwriters for an offering pursuant to this Section 3.

     (c) Marketing Limitation in Piggyback Registration.

           (i) In the event of an Underwriter Cutback pursuant to a registration statement covered by this Section 3, the Underwriter's Representative shall notify all persons proposing to participate in such underwriting of the Permissible Number of Shares. The number of shares of Registrable Securities to be so included shall not be reduced unless all other securities (other than those to be sold by the Company) are first entirely excluded from the underwriting, other than those shares held by the Kapoor Trust and Besins, to the extent that they have rights to be included therein at such time.

           (ii) Any provision herein to the contrary notwithstanding, the rights of the holders of Registrable Securities to have their Shares included in registration statements filed by others are subject to the rights of the Kapoor Trust and Besins, which rights may limit the rights of the holders of Registrable Securities hereunder.

No Registrable Securities or other securities excluded from the underwriting by reason of this Section 3(c) shall be included in the applicable Registration Statement.

     (d) Withdrawal in Piggyback Registration. If any holder of Registrable Securities, or a holder of other securities entitled (upon request) to be included in such registration, disapproves of the terms of any such underwriting, then such holder may elect to withdraw therefrom by written notice to the Company and the underwriter delivered at least seven (7) days prior to the effective date of the registration statement. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.



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     4. Obligations of the Company.  In connection with the registration of the
Registrable Securities pursuant to this Agreement, the Company shall, as expeditiously as reasonably possible:

        (a) Prepare and file with the SEC, within thirty (30) days after the close of the Company's Private Placement, a registration statement or registration statements on Form S-3 (the "Registration Statement") with respect to all Registrable Securities included therein, and use its best efforts to cause the Registration Statement to become effective as soon as reasonably possible after such filing, and, with respect to any registration that does not involve an underwriting, to keep the Registration Statement effective pursuant to Rule 415 under the Securities Act for a period of at least two years after the close of the Company's Private Placement, or such shorter period as prescribed by Rule 144 promulgated under the Securities Act, which Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

        (b) Prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and any prospectus used in connection with the Registration Statement as may be necessary to keep the Registration Statement effective (i) for such period as may be required by the Securities Act with respect to an underwritten offering and (ii) for at least two years after the close of the Company's Private Placement, or such shorter period as prescribed by Rule 144, with respect to a non-underwritten offering, and during such periods to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Registration Statement

        (c) Furnish promptly to each Investor whose Registrable Securities are included in the Registration Statement such number of copies of a prospectus, including a preliminary prospectus, and all amendments and supplements thereto, and of such other documents as such Investor may reasonably request in order to facilitate the disposition of Registrable Securities owned by such Investor.

        (d) Use its reasonable efforts to register and qualify the Registrable Securities covered by the Registration Statement under such other securities or Blue Sky laws of such jurisdiction as shall be reasonably requested by the Investors who hold a majority in interest of the Registrable Securities covered by the Registration Statement and, with respect to a non-underwritten offering, prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements and to take such other actions as may be necessary to maintain such registration and qualification in effect at all times for a period of at least two years after the close of the Company's Private Placement, or such shorter period as prescribed by Rule 144, and to take all other actions necessary or advisable to enable the disposition of such securities in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (i) qualify to do business, file a general consent to service of process or subject itself to general



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taxation in any such states or jurisdictions or (ii) provide any undertaking or make any change in its Certificate of Incorporation or bylaws.

        (e) If the Registration Statement relates to an underwritten offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the Underwriter's Representative.

        (f) Notify the Investors who hold Registrable Securities being sold (or in the event of an underwritten offering, the Underwriter's Representative), at any time when a prospectus relating to Registrable Securities covered by the Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. The Company shall use its best efforts promptly to amend or supplement the Registration Statement to correct any such untrue statement or omission.

        (g) Notify the Investors who hold Registrable Securities being sold (or in the event of an underwritten offering, the Underwriter's Representative) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible time.

        (h) Permit a single firm of counsel, designated as selling shareholders' counsel by the holders of a majority in interest of the Registrable Securities being sold, to review the Registration Statement and all amendments and supplements thereto a reasonable period of time prior to their filing, and shall not file any document in a form to which such counsel reasonably objects.

        (i) Make generally available to its security holders as soon as practicable, but not later than forty five (45) days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the Securities Act) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the effective date of the Registration Statement.

        (j) At the request of the Investors who hold a majority in interest of the Registrable Securities being sold, furnish to the underwriters, if any, on the date that Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Agreement (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, and (ii) a letter, dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public


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public accountants to underwriters in an underwritten public offering, addressed to the underwriters.

        (k) Make available for inspection by any underwriters participating in the offering and the counsel, accountants or other agents retained by such underwriter, all pertinent financial and other records, corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by such underwriters in connection with the Registration Statement.

        (l) If the Shares are then listed on a national securities exchange, use its best efforts to cause the Registrable Securities to be listed on such exchange if the listing of such Registrable Securities is then permitted under the rules of such exchange, or if the Shares are not then listed on a national securities exchange, use its best efforts to facilitate the quotation of the Shares on NASDAQ, and use its best efforts to cause continued listing of the Shares so long as the Registration Statement is in effect under the Securities Act.

        (m) Provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities not later than the effective date of the Registration Statement.

        (n) Take all actions reasonably necessary to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities sold pursuant to the Registration Statement and to enable such certificates to be in such denominations and registered in such names as the Investors or any underwriters may reasonably request.

        (o) Take all other actions reasonably necessary to expedite and facilitate disposition by the Investors of the Registrable Securities pursuant to the Registration Statement.

        (p) Notwithstanding anything contained in this Section 4 to the contrary, the Company shall have no obligation pursuant to Sections 2 or 3 for the registration of Registrable Securities held by any Investor (i) where such Investor would then be entitled to sell under Rule 144 within any three-month period (or such other unitary period prescribed under Rule 144 as may be provided by amendment thereof) all of the Registrable Securities then held by such Investor, and (ii) where the number of Registrable Securities held by such Investor is within the volume limitations under paragraph (e) of Rule 144 (calculated as if such Investor were an affiliate of the Company within the meaning of Rule 144).

     5. Obligations of the Investors. In connection with the registration of the Registrable Securities pursuant to this Agreement, the Investors shall have the following obligations:

        (a) It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to each



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

Investor that such Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended methods of disposition of such securities as shall be reasonably required to effect the registration of the Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least thirty (30) days prior to the first anticipated filing date of the Registration Statement, the Company shall notify each Investor of the information the Company requires from each such Investor (the "Requested Information") if it elects to have any of his Registrable Securities included in the Registration Statement. If within seven (7) business days of the filing date the Company has not received the Requested Information from an Investor (a "Non-Responsive Investor"), then the Company may file the Registration Statement without including Registrable Securities of such Non-Responsive Investor.

     (b) Each Investor by his acceptance of the Registrable Securities agrees to cooperate with the Company in connection with the preparation and filing of any Registration Statement hereunder, unless such Investor has notified the Company in writing of its election to exclude all of its Registrable Securities from the Registration Statement.

     (c) In the event Investors holding a majority in interest of the Registrable Securities select underwriters for the offering, each Investor agrees to enter into and perform its obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations and market stand-off obligations, with the managing underwriter of such offering and to take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities, unless such Investor has notified the Company in writing of its election to exclude all of his Registrable Securities from the Registration Statement.

     (d) Each Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(f), such Investor will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable
Securities until such Investor's receipt of the copies of the supplemented or amended prospectus contemplated by Section 4(f) and, if so desired by the Company, such Investor shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of such destruction) all copies, other than the permanent file copies then in such Investor's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

     (e) No Investor may participate in any underwritten registration hereunder unless such Investor (i) agrees to sell such Investor's Registrable Securities on the basis provided in any underwriting arrangements approved by the Investors entitled hereunder to approve such arrangements, (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, and (iii) agrees to pay such Investor's pro rata portion of all underwriting discounts and commissions.



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     6. Expenses of Registration.  All expenses other than underwriting discounts and commissions incurred in connection with registration, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing, filing and qualification fees, printers and accounting fees, the fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one firm of counsel for the Investors shall be borne by the Company.

     7. Indemnification. In the event any Registrable Securities are included in a Registration Statement under this Agreement:

     (a) To the extent permitted by law, the Company will indemnify and hold harmless each Investor, the directors, if any, of such Investor, the officers, if any, of such Investor who sign the Registration Statement, each person, if any, who controls such Investor, any underwriter (as defined in the Securities
Act) for the Investors and each person, if any, who controls any such underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against any losses, claims, damages, expenses or liabilities, joint or several) to which any of them may become subject under the Securities Act, the Exchange Act, other federal or state law or otherwise, insofar as such losses, claims, damages, expenses or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof, arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto,
(ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law.
Subject to the restrictions set forth in Section 7(c) with respect to the number of legal counsel, the Company will reimburse the Investors and each such underwriter or controlling person, promptly as such expenses are incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding. Notwithstanding anything contained in this Agreement to the contrary, the indemnity agreement contained above in this Section 7(a): (I) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld, (II) shall not apply to any such case for any such loss, claim, damage, liability or action arising out of or based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by the Investors or any such underwriter or controlling person, as the case may be, and (III) with respect to any preliminary prospectus, shall not inure to the benefit of any person from whom the person asserting any such claim purchased the Registrable Securities that are the subject thereof (or to the benefit of any person controlling such person) if the untrue statement or omission of material fact contained the preliminary



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prospectus was corrected in the prospectus, as then amended or supplemented.
Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Investors or any such underwriter or controlling person and shall survive the transfer of the Registrable Securities by an Investor pursuant to Section 9.

     (b) To the extent permitted by law, each Investor, severally and not jointly, will indemnify and hold harmless, to the same extent and in the same manner set forth in Section 7(a), the Company, each of its directors, each of its officers who have signed the Registration Statement, each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, any underwriter and any other stockholder selling securities pursuant to the Registration Statement or any of its directors or officers or any person who controls such holder or underwriter, against any losses, claims, damages or liabilities, joint or several) to which any of them may become subject, under the Securities Act, the Exchange Act, other federal or state law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Investor expressly for use in connection with such registration; and such Investor will reimburse any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Investor shall be liable under this Section 7(b) for only that amount of losses, claims, damages and liabilities as does not exceed the proceeds to such Investor as a result of the sale of Registrable Securities pursuant to such registration. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9. The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above, with respect to information about such persons so furnished in writing by such persons expressly for inclusion in the Registration Statement

     (c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 7, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel satisfactory to the indemnifying party; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel for the indemnifying party, representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The Company shall pay for only one legal counsel for the Investors. Such legal counsel shall be selected by the Investors holding a



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

majority in interest of the Registrable Securities. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 7 only to the extent prejudicial to its ability to defend such action, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under
Section 7. The indemnification required by this Section 7 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, promptly as such expense, loss, damage or liability is incurred and is due and payable.

     (d) To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under this Section 7 to the extent permitted by law; provided, however, that
(i) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in this Section 7, (ii) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11 of the Securities Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of such fraudulent misrepresentation, and (iii) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

     8. Reports Under Securities Exchange Act of 1934. With a view to making available to the Investors the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit the Investors to sell securities of the Company to the public without registration, the Company agrees to:

     (a) Make and keep public information available, as those terms are understood and defined in Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public.

     (b) File with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act.

     (c) Furnish to each Investor, so long as such Investor owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing the Investors of any rule or regulation of the SEC which permits the selling of any such securities without registration.

     9. Assignments of Registration Rights.   The rights to have the Company
register securities pursuant to this Agreement may be assigned by the Investors to transferees or assignees of such securities provided that (i) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned, (ii) such assignment is in accordance with and permitted by all other agreements between the Company and the transferor or assignor, and (iii) such assignments shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act. The term "Investors" as used in this Agreement shall include permitted assignees.

     10. Miscellaneous.

     (a) Notices required or permitted to be given hereunder shall be in writing and shall be deemed to be sufficiently given when personally delivered or sent by registered mail, return receipt requested, addressed (i) if to the Company, UNIMED Pharmaceuticals, Inc., 2150 East Lake Cook Road, Buffalo Grove, Illinois 60089, Attention: President, and (ii) if to an Investor, at the address set forth under his or her name in the subscription agreement executed by such Investor in connection with its investment, or at such other address as each such party furnishes by notice given in accordance with this Section 10(a).

     (b) Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, will not operate as a waiver thereof. No waiver will be effective unless and until it is in writing and signed by the party giving the waiver.

     (c) This Agreement shall be enforced, governed and construed in all respects in accordance with the laws of the State of New York, as such laws are applied by New York courts to agreements entered into and to be performed in New York by and between residents of New York. This Agreement shall be binding upon each Investor and its heirs, estate, legal representatives, successors and permitted assignees and shall inure to the benefit of the Company and its successors and assigns. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

     (d) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only by a writing executed by the Company and Investors who hold a majority in interest of the Registrable Securities. Any amendment or waiver effected in accordance with this Section 10(d) shall be binding upon all of the Investors and the Company.

     (e) Any such person is deemed to be a holder of Registrable Securities whenever such person or entity owns of record such Registrable

Securities. If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, then the Company shall be entitled to act upon the basis of the instructions, notice or election received from the registered owner of such Registrable Securities.

Dated this ___ day of January, 1996.
                                          UNIMED PHARMACEUTICALS, INC.



                                          By: _______________________







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